UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 1, 2015
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INTEL CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549
 (Address of principal executive offices) (Zip Code)
(408) 765-8080
 (Registrant's telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Intel Corporation ("Intel") today announced that Renee J. James will retire from her position as President effective January 2016.
On July 1, 2015, Intel entered into a transition agreement with Ms. James setting forth her responsibilities between the date of the agreement and the date of her retirement.  Under the transition agreement, Intel will make a transition payment in the amount of four million dollars, less applicable withholding taxes, provided that Ms. James remains employed through January 2016 and subject to Ms. James executing a release.
Item 7.01	Regulation FD Disclosure.
The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.
The company's press release and internal announcement regarding Ms. James' departure and other personnel changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

The following exhibit is furnished as part of this Report:

Exhibit Number	Description
99.1	Intel press release and internal announcement dated July 2, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Suzan A. Miller
Date: July 2, 2015	Suzan A. Miller Vice President, Deputy General Counsel and Corporate Secretary